UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AppYea, Inc.
(Exact name of registrant as specified in its charter)

South Dakota
(State or other jurisdiction of incorporation)

46-1496846
(IRS Employer Identification No.)

777 Main Street, Suite 600, Fort Worth, TX 76102
 (Address of registrant's principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act: Not applicable

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

___________________________________	___________________________________

___________________________________	___________________________________

___________________________________	___________________________________

If this form relates to the registration of a class of Securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-190999

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered

The Registrant hereby incorporates its filing pursuant to Rule 424(b), filed on December 9, 2013.

Item 2. Exhibits

The Registrant hereby incorporates its filings pursuant to Form S-1, dated September 5, 2013, October 18, 2013, November 13, 2013, November 26, 2013 and December 6, 2013, its filings pursuant to Form 10-Q on February 14, 2014, May 15, 2014, November 18, 2014, March 13, 2015 and March 18, 2015, its filings pursuant to Form 10-K on October 14, 2014 and its filings pursuant to Form 8-K on February 12, 2014.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AppYea, Inc.

By:	/s/ Jackie Williams	March 19, 2015
Name: Jackie Williams
Title: President